EXHIBIT 12
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                          WEINGARTEN REALTY INVESTORS
                       COMPUTATION OF RATIOS OF EARNINGS
                  AND FUNDS FROM OPERATIONS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                        Three Months Ended
                                                             March 31,
                                                             ---------
                                                          1997      1996
                                                        --------  --------
Net income . . . . . . . . . . . . . . . . . . . . . .  $12,776   $12,625

Add:
Portion of rents representative of the interest factor      162       154
Interest on indebtedness . . . . . . . . . . . . . . .    6,898     5,011
Amortization of debt cost. . . . . . . . . . . . . . .      110        69
                                                        --------  --------
    Net income as adjusted . . . . . . . . . . . . . .  $19,946   $17,859
                                                        ========  ========

Fixed charges:
Interest on indebtedness . . . . . . . . . . . . . . .  $ 6,898   $ 5,011
Capitalized interest . . . . . . . . . . . . . . . . .      125       427
Amortization of debt cost. . . . . . . . . . . . . . .      110        69
Portion of rents representative of the interest factor      162       154
                                                        --------  --------
    Fixed charges. . . . . . . . . . . . . . . . . . .  $ 7,295   $ 5,661
                                                        ========  ========

RATIO OF EARNINGS TO FIXED CHARGES                         2.73      3.15
                                                        ========  ========


Net income . . . . . . . . . . . . . . . . . . . . . .  $12,776   $12,625
Depreciation and amortization. . . . . . . . . . . . .    9,193     8,022
Gain on sales of property. . . . . . . . . . . . . . .      (49)     (496)
                                                        --------  --------
    Funds from operations. . . . . . . . . . . . . . .   21,920    20,151
Add:
Portion of rents representative of the interest factor      162       154
Interest on indebtedness . . . . . . . . . . . . . . .    6,898     5,011
Amortization of debt cost. . . . . . . . . . . . . . .      110        69
                                                        --------  --------
    Funds from operations as adjusted. . . . . . . . .  $29,090   $25,385
                                                        ========  ========

RATIO OF FUNDS FROM OPERATIONS TO FIXED CHARGES. . . .     3.99      4.48
                                                        ========  ========
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